[Letterhead of James E. Scheifley & Associates, PC,]


July 13, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments contained in paragraphs (a) and (b) in Item 4 to Form 8-K of Micro Laboratories, Inc., dated July 13, 2005.

James E. Scheifley & Associates, PC
Dillon, Colorado